Exhibit 99.1

ODYNE CORP
Business Update Conference Call
6/15/2007
12:00 PM

PARTICIPANTS

Roger M. Slotkin-Chief Executive Officer

Operator:  Good morning ladies and gentlemen, and welcome to the Odyne Business Update Conference call. Statements about Odyne's future expectations, including future revenues and earnings, and all other statements in the conference call, other than historical facts, are forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995.  Odyne intends that such forward-looking statements invoke risk and uncertainties, and are subject to change at any time.  Odyne's actual results could differ materially from expected results.  Odyne undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.  We anticipate the duration of this call will be approximately 30 minutes.  Note that all participants, at this time, are in a listen-only mode.  Following the presentation, we will conduct a question-and-answer session, and at that time, all participants are asked to press *1 to register for a question.  For assistance during the call, please press *0 on your touch tone phone.  As a reminder, this conference is being recorded today, June 15, 2007.  It is now my pleasure to introduce your host Mr. Roger M. Slotkin, Chief Executive Officer.  Please go ahead sir.

Roger M. Slotkin-Chief Executive Officer

Good morning, or I should say good afternoon to all of you.  Thank you for joining us on the call, on behalf of my fellow Officers, Board of Directors and employees of Odyne.  I would like to thank you for taking the time to dial in and listen to us today about some of the update of the Company, which are exciting with good anticipation to the future.  I very much look forward to fielding some questions from you at the end of my statements about your interest and concerns and questions about Odyne, and where we are going towards the future.

I'm going to cover a few key points today about current developments.  Some of them will be first time releases of information, and you will be the first to hear some of these things.  They are exciting!  Some will be status report updates on some of our strategic partnerships and other events within the Company.

A quick review:  Back in October 2006, as I'm sure most of you know, we went public through the actions of a reverse merger.  It was the bi-product of our money raised for the Company.  It set us on the pathway towards commercialization and development of the plug-in hybrid systems that Odyne are know for throughout the country, and I am happy to say today, not only throughout the country but outside of the country as well, which is one of the bits of news we will be discussing.  In our original discussions with investors and shareholders, we set forth a very clear understanding that our anticipation of development in the marketplace would result in significant events in the first and second quarter of 2007, including developments in strategic partnership relationship, which we have completed a series of those, which we will be discussing today.  In the third and fourth quarter of 2007 and the first quarter of 2008 is when we forecasted the move into significant sales efforts, marketing efforts and deployment of vehicles, and we are on schedule for that as well.  We are happy that the marketplace has shown great interest in the proliferation of plug-in hybrids throughout the United States.

A couple of the key events and strategic relationship partners included a Company called DUECO, they are located in Wisconsin.  They are one of the leading suppliers of aerial lifts and bucket trucks to the utility and related industries.  They are an OEM producer of these bucket truck products, using various chassis from various manufacturers of the United States.  We have developed this strategic alliance and we have just announced recently their first TO to develop their deployment vehicle that will be shown at one of leading trade shows within in the country designated for this industry.  Even prior to the commencement to the project though, they have receive significant inquiries from the utility and line management companies that purchase on a routine basis aerial lift trucks, all in that deploying plug-in hybrids, alternate fuel vehicles that have had problems of idling and other fuel related issues for these vehicles.  We are very excited to work with DUECO, and their first vehicle will be going into production very shortly, and we will be ready for the show around the third quarter of 2007.

Another strategic partner which has been very important to us and we think will hold most likely the greatest degree of market penetration for is Creative Bus Sales in California, the largest distributor of transit and light transit buses in the United States.  Recently, I held our first training session at their offices in Southern California, where I met their senior sales staff.  This is a group of ladies and gentlemen with an average of 20-years plus experience in the area of bus transit sales, both to private and public fleets.  We educated them as to the concepts, products and how it fits within the market place.  California is an amazingly progressive and proactive state in the deployment of alternate fuel vehicles, both by mandate and by legislation and by general attitude towards cleaning the air in areas such as the Fresno area, San Joaquin Valley and LA Southern California, which are two of the most challenging air pollution districts within the United States.

After our presentations, which took the course of the day, they advised us that they are ordering a vehicle identical to the one we announced before about the Tanandoff Hempstead, which is a champion motorcoach on the GMC 5500 chassis.  It will be a gasoline operated plug-in hybrid.  There feeling, based on initial responses from municipalities throughout the state, is that there is a great demand for these hybrids immediately, and they feel as soon as the first ride and drives occur towards the end of this year, their order bids will fill up rather rapidly.  We are excited about this, because it is technology we've already fielded successfully, and the response is in the marketplace even prior to the deployment of these vehicles in California.  We also know that they understand that one of the biggest issues in the deployment of hybrid vehicle is the delta and the cost between traditional vehicles.  Once vehicle such as the Odyne plug-in hybrid are put on existing platforms within the given state, in this case California, those municipals districts and fleet managers who receive their funding from the Federal Government, will receive the full funding of these vehicles inclusive of our hybrid system, which closes the delta significantly on the difficulty in getting these programs funded.  This will be a routine purchase items off of the states bid list, which will allow for a significant deployment of a large number of vehicles.   They anticipate most of the fleets interested will probably procure one or two vehicles, test them for a short period of time, and then commence with fleet replacements in the plug-in hybrid world as their fleets age out over a period of time.

Another strategic partner we have is FAB Industries and other in New York, Nassau Suffolk Truck.  These are companies that are experts in the world of up-fitting and retro-fitting vehicles.  FAB, for example, is a leading installer of alternate fuel systems, includes CMG systems.  Nassau Suffolk is a retro-fitter that does all sorts of systems modifications on fleets.  These companies are now starting to market their service, which is the retro-fitting of plug-in hybrid systems to existing fleets.  We recently discovered that Nassau Suffolk has now received, on behalf of its clients, three of its clients; they have received awards by Clean Cities to fund vehicles. Those contracts are being negotiated now, and should be released shortly.  Similarly, FAB Industries on the West Coast is doing the same within municipal subdivisions out there.  We are excited about this on a long range basis, because there is over 1 million class 6, 7, and 8 vehicles deployed in the United States, most likely about half of which are hybridizable, for lack of a better term, within the definition and scope of what a Odyne plug-in hybrid does, high gross weight and a lot of stopping and starting.  This includes garbage trucks and fleet services trucks and other types of vehicles that are easily retro-fit. So we are excited, because this supply chain helps thin the need to off-set the cost of updating systems to EPA compliant 2007 and 2010 diesel engines that a lot of fleet managers neither have source for or budget for.

Probably the most exciting news to me personally in my efforts in the marketing and sales for the Company was a trip I just returned from a couple of days ago.  I was invited to Mexico City to meet with the Secretary, that is a cabinet level position of transportation and other under Secretaries involved in transportation, Secretary of Finance and other related departments, to discuss and meet the needs set forth by the new Mayor of Mexico City, which is one of the most polluted major cities in the country, due to its amazingly high amount of vehicular traffic, including almost 28,000 diesel mini and micro buses, which are very big polluters.  The Mayor has a stated policy now to move away from diesel and move in the direction of plug-in electric, plug-in electric hybrid buses, cars and trucks.  The program director, which is an independent gentleman, named Victor Juarez, who was charged with the responsibility of launching this program.  In a relatively short time, he has already electrified some of the city fleet cars that will be fully electric.  The next project is the mini, mid-size and larger transit buses, and they have visited our offices here at Odyne and test drove some of our vehicles.  They felt that they meet the exact specifications and needs for the city.  As a result of four days of exhaustive talks and meetings, meeting with fleet managers in what is called ROUTA, those are the independently owned route operators of 15 to 20 passenger buses, which are prolific throughout the city.  There are almost 28,000 of these vehicles, all heavy polluters with diesel engines.  This group of ladies and gentlemen that run these vehicles are very excited about a new program to deploy clean vehicles.  Both the Government of Mexico and the Government of the City of Mexico City are going to assist in the funding and financing of these programs.  As a result of these meetings, we entered into an exclusive provider agreement for supplying various systems to this program.  The first agreement outlines approximately a 1.4 million dollar target purchase of sub-systems involved in the Odyne battery management system, which will be deployed in a number of different vehicles, including the electrification of the cars and other smaller vehicles.  This includes battery management systems, battery cases, chargers, etc.  It is a substantial move in the direction of the deployment of our technology, showing that it can be deployed in vehicles and concepts other than the standard buses and trucks we develop now.

We will also be receiving shortly a letter of commitment for the production of one El Dorado light transit bus, similar to the one produced for the Long Island Power Authority, the EPRI, which will be a CNG plug-in hybrid transit bus.  Because of the size of the ROUTA fleet, which I described before, and it is a sense of volume and capacity requirement for the state of Mexico City, which is a region around Mexico City, they are going to be having Odyne retro-fit one of these vehicles to become a plug-in hybrid.  These programs, are now programs, that if all goes well will be deployed in the next few months and put into production.  They have targets for their Clean Energy Expo in November 2007, to launch and introduce these vehicles.  The program for the electrification of the city-owned and operated cars is already started, and we will be negotiating purchase orders for those systems and the dozens to minor hundreds over the next month or so. We are excited about this for a lot of reasons.  We are taking existing technology that is proven and known by Odyne, reformatting it because of our modularity and our ability to scale up and scale down the concepts, and meet a broad spectrum need within the city, which has a specific need for mitigation of air quality.  What is nice is, it is a neighboring country that is looking for ideal technology exchange and we are going to be updating our shareholders, investor and the public in general about his program over the next 30 to 60 days.

We see this as a long-term alliance with long-term prospects for the Company, which will extend into at least 5 to possibly even 10 years.  We are excited again, because the support is cross border and it is involving many of our own strategic suppliers, including NSS Battery and other companies that are similarly interested in this program.

One of the key assets that Odyne has besides its intellectual property, which includes of course our battery management systems, our control systems, which really separates us from others in the hybrid industry because of our ability to plug into the grid and have our systems compatible with grid supplied energy.  One of the key assets we have is our staff, and we are proud that as a result of our first round of investments last year, we've build a very well rounded and strong staff of engineers, technical people, senior management, financial and staff assistants that are allowing us to deploy our technology, due to marketing sales and service, work with our strategic partnerships.  Soon we will be announcing and releasing our new website, which is exciting and dynamic, and offers a daily and monthly update of events in a much more friendly format.  It is a good technology exchange forum between ourselves and all of our strategic partners who are already starting to get feedback from their customer basis about the needs and the desire to move into the world of plug-in hybrids.  As CEO and Chairman, I'm proud to work with all of these people.  My associates make my job easier, by making sure that the home fires are burning all the time, and programs move along nicely.

We look forward to increasing our staff and our capacity through 2007 into 2008.  Well those are the opening comments I have about the current state of affairs at Odyne.  We are optimistic as to our growth.  We are optimistic as to new sales and sales development, continuing to deploy our technology and improve it at the same time.  This is a moving target as you know, and technology advances both by need of marketplace and for example battery technologies, which are advancing quickly now.  What is nice about it is, is the cost of alternate batteries chemistries like lithium iron come down and are easily introduced into the Odyne system with simple modifications and battery casings and software that cover the battery management systems.  The similarly engineered technologies and programs such as fuel cells and hydrogen development, also dovetail very nicely into the Odyne technology.

On that note, I would like to extend an invitation to the listeners on this conference call to through some questions at me, and I will do my best to answer them where I can and how I can.  As you all know, I'm under some restrictions under the FCC and Government reporting requirements, that there are some things I can and can't say.  I will answer them to the best of my ability, and we look forward to hearing you also.  Subsequent to the call, should you ever have any questions, you can write in at any time.  So, Mr. Operator, if you could open up the call to questions, I'd like to take the first one now please.

NY 238436780v1 6/18/2007